UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”), upon the recommendation of the Nominating and Board Governance Committee of the Board (the “Nominating Committee”), took the following actions, effective immediately:

•	Increased the size of the Board from nine directors to ten directors, thereby creating one vacant directorship on the Board.

•
Elected Kerrii B. Anderson to fill the vacant directorship in the Board and appointed Ms. Anderson to serve as a member of the Audit and Finance Committee of the Board (the “Audit Committee”). Ms. Anderson will serve as a director of the Company for an initial term ending at the Company’s 2018 Annual Meeting of Stockholders.

•
The Board determined that Ms. Anderson meets all of the applicable standards of independence for members of the Board under the New York Stock Exchange Corporate Governance Standards and the Company’s Corporate Governance Guidelines as well as for members of the Audit Committee under SEC Rule 10A‑3 promulgated under the Securities Exchange Act of 1934, as amended, and that she is independent and free of any material relationship with the Company or any of the Company’s subsidiaries, other than through her service as a director of the Company. The Board also determined that neither Ms. Anderson nor any of her immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S‑K.

•
As a non-associate director, Ms. Anderson will receive compensation in the same manner as the Company’s other non-associate directors, which compensation the Company previously disclosed in the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2017. All such compensation will be pro-rated for the period from the Board’s election of Ms. Anderson as a director on February 23, 2018 to the date of the Company’s 2018 Annual Meeting of Stockholders.

Item 8.01. Other Events.

On February 27, 2018, the Company issued a press release announcing the election of Kerrii B. Anderson as a director of the Company. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release issued by Abercrombie & Fitch Co. on February 27, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 27, 2018	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary